Exhibit 99.1

Vermillion Reports Second Quarter 2018 Financial Results

Conference Call scheduled for today, August 9, 2018 at 4:30 p.m. ET

AUSTIN, Texas — August 9, 2018 — Vermillion, Inc. (NASDAQ: VRML), a bio-analytical solutions company focused on gynecologic disease, today reported its financial results for the second quarter ended June 30, 2018.

“We continue to make steady progress in our commercialization efforts and are pleased to see the fundamental building blocks in place.  With the sales force expansion, the hiring of Chris Goulart, SVP of Commercial Operations, and our new platform and portfolio enhancements, we believe we have the core ingredients in place for success,” said Valerie Palmieri, President and CEO of Vermillion. “We fundamentally believe in the ability of our OVA1 test to save lives and change the practice of medicine in women’s health.  Our two new product enhancements are key milestones that should advance the standard of care in ovarian cancer.”

Recent Corporate Developments and Upcoming Milestones

•	Finalizing launch plans for two new offerings:
o

A new platform and cloud service for decentralizing OVA1 testing. The platform and web service will allow OVA1 and its OVA Calc to be performed locally at hospital systems/integrated delivery networks, regional labs, & large OBGyn super groups. Decentralizing OVA1 allows for increased reach and access in the markets we serve with the goal of accelerating adoption.

o

A new clinical pathway offering OVA1/Overa Reflex.  OVA1/Overa Reflex is designed to improve accuracy and reduce false positives by nearly 40% by leveraging the strengths of each product: OVA1’s sensitivity and Overa’s specificity.  This new offering will also be available through a decentralized structure.

•

Named Mr. Chris Goulart as Senior Vice President of Commercial Operations, a newly created position focusing on the Company’s growth operations. Added three Senior Large Practice Sales professionals focused on our new platform and cloud service offering. The total number of sales representatives is now 11, all of whom will focus on our new platform in addition to our historical Gynecology practice targets.

•

Completed an equity financing through the public offering of common and preferred stock on April 17, 2018, with net proceeds raised after offering expenses of $13.5 million. The financing enables the Company to drive its commercialization strategy for OVA1 in the U.S.

Q2 2018 Financial Results

•	Total revenue in the second quarter of 2018 was $708 thousand compared to $898 thousand in the prior year quarter.

•

Product revenue in the second quarter of 2018 totaled $627 thousand compared to $860 thousand in the prior year quarter, representing a 27% year-over-year decrease.  1,884 OVA1 tests were performed in the second quarter of 2018, versus 2,418 OVA1 tests performed in the prior year quarter. The revenue and volume decrease were attributable to the loss of a significant client bill customer in Q3 2017, as well as reductions in volume in uncovered territories. Despite these reductions, revenue associated with Medicare increased more than five-fold driven by a 19% increase in volume and a 440% increase in price.

•

Revenue on a per-test-performed GAAP basis was $333 in the second quarter of 2018, representing a 15% increase over revenue per test performed on a comparable GAAP basis of $287 in the second quarter of 2017. (This second quarter 2017 GAAP amount reflects Vermillion’s first quarter 2018 adoption of a new revenue recognition accounting rule, so it differs from the $356 per-test-performed reported last year for the second quarter of 2017.)

•

Cost of product revenue in the second quarter of 2018 totaled $528 thousand, representing a 23% increase from the second quarter of 2017 due to increased postage and kits delivered to physicians, non-recurring lab supply costs for our new offerings and clinical validation, as well as Quest Diagnostics Incorporated project management fees incurred in 2018.

•

Total operating expenses in the second quarter of 2018 increased to $2.9 million compared to $2.6 million in the same year-ago quarter, representing an increase of 15%. The increase includes one-time costs for severance, increased consulting costs as well as increased investment in sales resources.

•	Net loss for the second quarter of 2018 was $3.0 million or $(0.04) per share, as compared to a net loss of $2.4 million or $(0.04) per share in the same year-ago quarter.

•	There were 75.3 million common shares outstanding at June 30, 2018.

•	Cash and cash equivalents at June 30, 2018 were $14.1 million.

•	The company utilized $2.5 million in cash in the second quarter of 2018, exclusive of the $13.5 million received from the April 2018 public offering net of issuance costs.

Conference Call and Webcast

Vermillion’s President and CEO, Valerie Palmieri, will host a call today to discuss results followed by a question and answer period at 4:30 p.m. Eastern Time.

Thursday, August 9th @ 4:30pm Eastern Time

Domestic:800-239-9838

International:323-794-2551

Conference ID:5791297

Webcast:http://public.viavid.com/index.php?id=130234

Replays, Available through August 23rd:

Domestic:844-512-2921

International:412-317-6671

Replay PIN:5791297

About Vermillion, Inc.

Vermillion, Inc. is dedicated to the discovery, development and commercialization of novel high-value diagnostic and bio-analytical solutions that help physicians diagnose, treat and improve gynecologic health outcomes for women. Vermillion, along with its prestigious scientific collaborators, discovers, develops, and delivers innovative diagnostic and technology tools that help women with serious diseases. The company's initial in vitro diagnostic test, OVA1® (MIA), was the first FDA cleared, protein-based In Vitro Diagnostic Multivariate Index Assay, and represented a new class of software-based liquid biopsy in vitro diagnostics. In March 2016, Vermillion received FDA clearance for Overa™, a Multivariate Index Assay 2nd Generation (MIA2G) test with significantly improved specificity and ease of use. Vermillions tests are intended to characterize and stage disease, and to help guide decisions regarding patient treatment, which may include decisions to refer patients to specialists, to perform additional testing, or to assist in monitoring response to therapy.

Forward-Looking Statement

This press release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties.  All statements other than statements of historical facts contained in this press release are forward-looking statements, including statements regarding Vermillion’s commercialization plans and the results thereof, expected results of the launch of the new platform and cloud service for decentralizing OVA1 testing, future test volumes and the anticipated activities of Vermillion’s sales representatives.  Words such as “may,” “expects,” “intends,” “anticipates,” “believes,” “estimates,” “plans,” “seeks,” “could,” “should,” “continue,” “will,” “potential,” “projects” and similar expressions are intended to identify forward-looking statements.  These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, including the risks and uncertainties inherent in Vermillion’s business, including those described in the section entitled “Risk Factors” in Vermillion’s Annual Report on Form 10-K for the year ended December 31, 2017.  The events and circumstances reflected in Vermillion’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements.  Vermillion expressly disclaims any obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this press release, except as required by law.

Investor Relations Contact:

Ashley R. Robinson

LifeSci Advisors, LLC

Tel 617-535-7742

Arr@lifesciadvisors.com

Vermillion, Inc.

Consolidated Balance Sheets

(Amounts in Thousands, Except Share and Par Value Amounts)

(Unaudited)

	June 30,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$14,135	$5,539
Accounts receivable, net	707	205
Prepaid expenses and other current assets	334	459
Inventories	110	102
Total current assets	15,286	6,305
Property and equipment, net	835	1,181
Other assets	-	11
Total assets	$16,121	$7,497

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$783	$745
Accrued liabilities	1,686	1,650
Short-term debt	187	185
Other current liabilities	10	29
Total current liabilities	2,666	2,609
Non-current liabilities:
Long-term debt	1,387	1,481
Total liabilities	4,053	4,090
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.001 per share, 150,000,000 shares authorized at
June 30, 2018 and December 31, 2017; 75,274,251 and 60,036,017 shares issued and outstanding at June 30, 2018 and December 31, 2017,
respectively	75	60
Additional paid-in capital	413,445	399,400
Accumulated deficit	(401,452)	(396,053)
Total stockholders’ equity	12,068	3,407
Total liabilities and stockholders’ equity	$16,121	$7,497

Vermillion, Inc.

Consolidated Statements of Operations

(Amounts in Thousands, Except Share and Per Share Amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue:
Product	$627	$860	$1,240	$1,538
Service	81	38	117	86
Total revenue	708	898	1,357	1,624
Cost of revenue:(1)
Product	528	428	1,061	850
Service	280	266	550	571
Total cost of revenue	808	694	1,611	1,421
Gross profit (loss)	(100)	204	(254)	203
Operating expenses:
Research and development(2)	154	268	296	493
Sales and marketing(3)	1,478	1,041	2,703	2,064
General and administrative(4)	1,299	1,241	2,613	2,648
Total operating expenses	2,931	2,550	5,612	5,205
Loss from operations	(3,031)	(2,346)	(5,866)	(5,002)
Interest income (expense), net	(7)	(10)	(19)	(22)
Other income (expense), net	(11)	(4)	(14)	(9)
Net loss	$(3,049)	$(2,360)	$(5,899)	$(5,033)
Net loss per share - basic and diluted	$(0.04)	$(0.04)	$(0.09)	$(0.09)
Weighted average common shares used to compute basic and diluted net loss per common share	69,353,622	56,113,917	64,721,128	55,123,977
Non-cash stock-based compensation expense included in cost of revenue and operating expenses:
(1) Cost of revenue	$28	$40	$58	$79
(2) Research and development	1	2	2	5
(3) Sales and marketing	28	40	71	77
(4) General and administrative	304	295	412	510